Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher S. Ripley and David R. Bochenek and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

SIGNATURE	TITLE	DATE

/s/ Christopher S. Ripley	President, and Chief Executive Officer (Principal Executive Officer)	February 24, 2026
Christopher S. Ripley

/s/ Narinder K. Sahai	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 24, 2026
Narinder K. Sahai

/s/ David R. Bochenek	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 27, 2026
David R. Bochenek

/s/ David D. Smith	Executive Chairman, Chairman of the Board and Director	February 24, 2026
David D. Smith

/s/ Frederick G. Smith	Director	February 24, 2026
Frederick G. Smith

/s/ J. Duncan Smith	Director	February 24, 2026
J. Duncan Smith

/s/ Robert E. Smith	Director	February 24, 2026
Robert E. Smith

/s/ Laurie R. Beyer	Director	February 24, 2026
Laurie R. Beyer

/s/ Benjamin S. Carson, Sr.	Director	February 24, 2026
Benjamin S. Carson, Sr.

/s/ Howard E. Friedman	Director	February 24, 2026
Howard E. Friedman

/s/ Benson E. Legg	Director	February 24, 2026
Benson E. Legg

/s/ Daniel C. Keith	Director	February 24, 2026
Daniel C. Keith